Exhibit 99

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

SECOND QUARTER 2010 FINANCIAL RESULTS

ITASCA, IL, July 27, 2010 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and six-month period ended June 30, 2010. A printer-friendly format of this release and the supplemental quarterly data is available at www.ajg.com.

Quarter Ended June 30

	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	2nd Q 10	2nd Q 09	Chg	2nd Q 10	2nd Q 09	Chg	2nd Q 10	2nd Q 09	Chg
	$ in millions			$ in millions
Continuing Operations
Brokerage	$346.4	$336.8	3%	$89.9	$87.0	3%	$0.40	$0.39	3%
Gains on brokerage book sales	0.6	3.3		0.6	3.3		—	0.02
Litigation settlement	—	—		(3.5)	—		(0.02)	—
Workforce & lease termination	—	—		(3.7)	(0.8)		(0.02)	—
Risk Management	111.4	113.3	-2%	16.9	16.4	3%	0.08	0.08	0%
Workforce & lease termination	—	—		(0.4)	—		—	—

Total Brokerage & Risk Management	458.4	453.4		99.8	105.9		0.44	0.49
Corporate	1.1	0.2		(3.5)	(1.8)		(0.04)	(0.05)

Total Continuing Operations	$459.5	$453.6		$96.3	$104.1		0.40	0.44

Discontinued Operations							0.02	—

Total Company							$0.42	$0.44

Six Months Ended June 30

	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	6 Mths 10	6 Mths 09	Chg	6 Mths 10	6 Mths 09	Chg	6 Mths 10	6 Mths 09	Chg
	$ in millions			$ in millions
Continuing Operations
Brokerage	$649.9	$620.2	5%	$149.1	$137.1	9%	$0.62	$0.61	2%
Gains on brokerage book sales	1.5	9.4		1.5	9.4		0.01	0.06
Litigation settlement	—	—		(3.5)	—		(0.02)	—
Workforce & lease termination	—	—		(4.2)	(0.9)		(0.02)	(0.01)
Risk Management	221.9	225.5	-2%	35.5	34.8	2%	0.17	0.17	0%
Workforce & lease termination	—	—		(0.4)	(0.9)		—	—

Total Brokerage & Risk Management	873.3	855.1		178.0	179.5		0.76	0.83
Corporate	68.6	(0.4)		(6.7)	(4.5)		(0.07)	(0.10)

Total Continuing Operations	$941.9	$854.7		$171.3	$175.0		0.69	0.73

Discontinued Operations							0.02	(0.02)

Total Company							$0.71	$0.71

“We continue to operate in one of the most difficult economic environments in Gallagher’s history,” said J. Patrick Gallagher Jr., Chairman, President and CEO. “Client exposures are declining in this economy and the insurance marketplace softened even further in the quarter. Even in this environment, we are providing great guidance and service to our clients around the world and we remain focused on growing our company.”

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This press release contains certain information not prepared in accordance with United States generally accepted accounting principles (GAAP), including the financial measures entitled EBITDAC, Adjusted EBITDAC, Adjusted EBITDAC margin and organic change in commission, fee and supplemental commission revenues. Definitions and purposes of such non-GAAP measures are included on page 6 of this press release. Reconciliations to the most directly comparable GAAP measure are also included in this press release for EBITDAC (on page 8) and Adjusted EBITDAC and Adjusted EBITDAC margin (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments).

Brokerage Segment Second Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing certain components of 2010 organic revenues with the same periods in 2009 (in millions):

	2nd Q 10	2nd Q 09	6 Mths 10	6 Mths 09
Commissions and Fees
Commissions as reported	$257.0	$249.7	$461.2	$447.7
Fees as reported	68.5	73.9	123.4	128.7
Less commissions and fees from acquisitions	(12.0)	—	(29.3)	—
Levelized foreign currency translation	—	0.4	—	2.3

Organic commissions and fees	$313.5	$324.0	$555.3	$578.7

Organic change in commissions and fees	-3.2%		-4.0%

Supplemental Commissions
Supplemental commissions as reported	$10.6	$5.8	$38.5	$21.5
Less supplemental commissions from acquisitions	(1.0)	—	(3.2)	—
Timing items, net (note 8)	—	4.4	(14.7)	(3.8)

Organic supplemental commissions	$9.6	$10.2	$20.6	$17.7

Organic change in supplemental commissions	-5.9%		16.4%

Contingent Commissions
Contingent commissions as reported	$8.7	$6.0	$24.2	$19.8
Less contingent commissions from acquisitions	(1.2)	—	(2.5)	—

Organic contingent commissions	$7.5	$6.0	$21.7	$19.8

Organic change in contingent commissions	25.0%		9.6%

Combination Calculations
Organic change in commissions and fees and supplemental commissions	-3.3%		-3.4%

Organic change in commissions and fees, supplemental commissions and contingent commissions	-2.8%		-3.0%

•	The following is a summary of the acquisition activity for 2010 and 2009:

	2nd Q 10	2nd Q 09	6 Mths 10	6 Mths 09
Shares issued in acquisitions	1,011,000	833,000	1,532,000	4,483,000
Number of acquisitions closed	5	6	8	9
Annualized revenues acquired (in millions)	$38.6	$11.1	$44.2	$80.8

•

The workforce and lease termination related charges, shown on page 1 and in the table below, are primarily due to integrating the operations of a London-based insurance brokerage firm acquired by Gallagher on April 1, 2010. As part of this integration, Gallagher restored into service certain leased real estate space previously abandoned in 2008 as part of the wind-down of its discontinued operations, which resulted in the majority of the $2.1 million of after tax earnings reported in second quarter 2010 discontinued operations.

•

Second quarter compensation expense ratio shown on page 7 was 0.9 pts higher than the same period in 2009. The ratio was primarily impacted by severance costs of 0.7 pts and increased incentive compensation costs of 0.5 pts, partially offset by foreign currency translation of 0.4 pts.

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Brokerage Segment Second Quarter Highlights (continued)

•

Second quarter operating expense ratio shown on page 7 was 1.4 pts higher than the same period in 2009. The ratio was primarily impacted by a $3.5 million litigation settlement expense of 1.0 pts, higher travel and meeting expense of 0.4 pts and foreign currency translation of 0.6 pts, partially offset by decreased business insurance costs.

•

Second quarter 2010 amortization expense shown on page 7 includes $2.3 million of impairment charges related to amortizable intangible assets. More than offsetting this charge in second quarter 2010 was $2.5 million of income in change in estimated acquisition earnout payables related to downward adjustments made for two 2009 acquisitions as a result of revised earnout projections.

•	The following provides non-GAAP information that management believes is helpful when comparing 2010 EBITDAC and 2010 Adjusted EBITDAC to the same periods in 2009 (in millions):

	2nd Q 10	2nd Q 09	6 Mths 10	6 Mths 09
Earnings from continuing operations	$37.4	$41.5	$60.9	$65.6
Provision for income taxes	25.4	28.0	41.3	43.1
Depreciation	4.9	4.7	9.5	9.4
Amortization	16.5	13.9	30.2	26.1
Change in estimated acquisition earnout payables	(0.9)	1.4	1.0	1.4

Total EBITDAC	83.3	89.5	142.9	145.6
Gains realized from books of business sales	(0.6)	(3.3)	(1.5)	(9.4)
Net supplemental commission timing (note 8)	—	4.4	(14.7)	(3.8)
Workforce related charges	3.2	0.6	3.6	0.7
Lease termination related charges	0.5	0.2	0.6	0.2
Litigation settlement	3.5	—	3.5	—
Levelized foreign currency translation	1.0	0.3	0.8	0.4

Adjusted EBITDAC	$90.9	$91.7	$135.2	$133.7

Adjusted EBITDAC change	-0.9%		1.1%

Adjusted EBITDAC margin	26.2%	26.9%	21.3%	21.7%

Risk Management Segment Second Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing 2010 organic fee revenues with the same periods in 2009 (in millions):

	2nd Q 10	2nd Q 09	6 Mths 10	6 Mths 09
Fees as reported	$110.9	$113.0	$221.0	$224.8
Levelized foreign currency translation	—	1.6	—	5.5

Organic fees	110.9	114.6	221.0	230.3
Change in performance bonus revenues	—	(1.8)	—	(1.7)

Adjusted organic fee revenues	$110.9	$112.8	$221.0	$228.6

Organic change in fee revenues	-3.2%		-4.0%

Adjusted organic change in fee revenues	-1.7%		-3.3%

•

Second quarter compensation expense ratio shown on page 7 was 1.8 pts lower than the same period in 2009, primarily due to decreased employee benefits expense of 1.0 pts and reduced headcount of 1.0 pts.

•

Second quarter operating expense ratio shown on page 7 was 1.5 pts higher than the same period in 2009, primarily due to increased business insurance of 0.5 pts, increased travel and meeting expense of 0.3 pts, increased office expenses of 0.2 pts and lease termination costs of 0.2 pts.

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Risk Management Segment Second Quarter Highlights (continued)

•	The following provides non-GAAP information that management believes is helpful when comparing 2010 EBITDAC and 2010 Adjusted EBITDAC to the same periods in 2009 (in millions):

	2nd Q 10	2nd Q 09	6 Mths 10	6 Mths 09
Earnings from continuing operations	$8.1	$7.9	$17.3	$16.6
Provision for income taxes	5.3	5.5	11.5	11.1
Depreciation	3.0	2.8	6.0	5.8
Amortization	0.1	0.2	0.3	0.4

Total EBITDAC	16.5	16.4	35.1	33.9
Workforce related charges	0.2	—	0.2	0.3
Lease termination related charges	0.2	—	0.2	0.6
Levelized foreign currency translation	—	0.4	—	1.3

Adjusted EBITDAC	$16.9	$16.8	$35.5	$36.1

Adjusted EBITDAC change	0.6%		-1.7%

Adjusted EBITDAC margin	15.2%	14.8%	16.0%	16.0%

Corporate Segment Second Quarter Highlights

The Corporate Segment reports the financial information related to Gallagher’s debt, clean-energy ventures, external acquisition-related costs and other corporate costs:

	2010			2009
	Pretax Earnings (Loss)	Income Taxes	Net Earnings (Loss)	Pretax Earnings (Loss)	Income Taxes	Net Earnings (Loss)
2nd Quarter
Interest on debt	$(8.9)	$3.4	$(5.5)	$(7.0)	$2.8	$(4.2)
Clean-energy ventures	(1.5)	4.6	3.1	(0.9)	—	(0.9)
Acquisition costs	(0.6)	0.2	(0.4)	—	—	—
Corporate	(1.3)	0.5	(0.8)	(0.9)	0.4	(0.5)

	$(12.3)	$8.7	$(3.6)	$(8.8)	$3.2	$(5.6)

Six-months
Interest on debt	$(17.7)	$6.8	$(10.9)	$(14.3)	$5.7	$(8.6)
Clean-energy ventures	(1.6)	8.3	6.7	(1.4)	1.7	0.3
Acquisition costs	(2.1)	0.8	(1.3)	(0.4)	0.2	(0.2)
Corporate	(2.8)	1.2	(1.6)	(2.7)	1.1	(1.6)

	$(24.2)	$17.1	$(7.1)	$(18.8)	$8.7	$(10.1)

•

Debt - Gallagher has $550.0 million of long-term borrowing outstanding under two private placement agreements, which is due and payable in various amounts in 2014 through 2019. Gallagher also maintains an unsecured line of credit of $500.0 million that expires July 14, 2014. As previously announced on July 15, 2010, this line of credit replaced a similar line of credit that was due to expire on October 4, 2010. There were no borrowings outstanding under Gallagher’s line of credit facilities at June 30, 2010 or July 27, 2010.

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Corporate Segment Second Quarter Highlights (continued)

•	Clean-energy ventures - Gallagher owns positions in eight commercial clean-coal facilities:

•

Gallagher owns minority positions in six of these facilities, which are currently operating under temporary regulatory operating permits. Related to these ventures, Gallagher recognizes earnings from a combination of its minority share of the ventures’ operating earnings and income tax credits under Section 45 of the Internal Revenue Code (IRC Section 45). Throughout 2010, these ventures will seek to optimize the facilities’ operations and meet the requirements to obtain necessary permanent regulatory operating permits. These six facilities currently in operation could generate net earnings for Gallagher of $5.0 million to $7.0 million for the remainder of 2010.

•	In addition, Gallagher owns 90% of two similar facilities which, as planned, did not operate in second quarter while Gallagher seeks operating sites and co-investors for these facilities.

•

If all eight facilities are operating, Gallagher’s clean-energy ventures could potentially earn up to $10.0 million of quarterly net earnings from 2011 through 2019, from a combination of pretax income and tax credits under IRC Section 45. Gallagher can make no assurances regarding the number of such facilities that will be in operation in a particular period.

Consolidated Company Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management Segments as if those segments were preparing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 39% to 41% in both its Brokerage and Risk Management Segments. Gallagher’s consolidated effective tax rate for second quarter was 34.4% in 2010 and 40.9% in 2009. The decrease in the second quarter 2010 effective tax rate compared to the same period in 2009 was primarily the result of the impact of IRC Section 45 tax credits that are expected to be generated throughout 2010.

Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, July 28, 2010 at 9:00 a.m. ET/8:00 a.m. CT to discuss its financial results for the quarter ended June 30, 2010. To listen to the call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 15 countries and does business in more than 100 countries around the world through a network of correspondent brokers and consultants.

Information Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding future income and tax credits generated by Gallagher’s clean-energy facilities and statements regarding anticipated future results or performance of any segment or the Company as a whole. When used in this press release, the words “anticipates,” “believes,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are based on Gallagher’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: changes in worldwide and national economic conditions; changes in premium rates and in insurance markets generally; changes in the insurance brokerage industry’s competitive landscape; changes in Gallagher’s accounting estimates and assumptions; uncertainties related to Gallagher’s IRC Section 45 investments, including receipt by Gallagher’s utility partners of long-term permits; Gallagher’s ability to find operating sites and co-investors for its non-operating facilities; other regulatory uncertainties such as potential IRS challenges to Gallagher’s ability to claim tax credits under IRC Section 45; uncertainties surrounding utilities’ future use of coal to generate electricity; operational risks at Gallagher’s IRC Section 45 facilities; business risks relating to Gallagher’s co-investors and partners; intellectual property risks; environmental risks; and the other factors that are described in Item 1A, “Risk Factors”, of Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

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Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, Adjusted EBITDAC, Adjusted EBITDAC margin and organic change in commission, fee and supplemental commission revenues. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the amounts reported in the press release related to prior year amounts in order to conform them to the current year presentation.

EBITDAC Measures. Gallagher believes that each of EBITDAC, Adjusted EBITDAC and Adjusted EBITDAC margin, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC and Adjusted EBITDAC margin are meant to reflect the true operating performance of Gallagher’s business; consequently, they exclude items that could be considered “non-operating” or “non-core” in nature.

•	EBITDAC – Gallagher defines this measure as earnings from continuing operations before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•

Adjusted EBITDAC – Gallagher defines this measure as EBITDAC adjusted to exclude gains realized from sales of books of business, supplemental commission timing amounts, workforce related charges, lease termination related charges, litigation settlement amounts and foreign currency translation.

•

Adjusted EBITDAC margin – Gallagher defines this measure as Adjusted EBITDAC divided by total revenues, as adjusted to exclude gains realized from sales of books of business and supplemental commission timing amounts.

Organic Revenues. Organic change in commission, fee and supplemental commission revenues excludes the first twelve months of net commission, fee and supplemental commission revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and foreign currency translation.

This press release includes a tabular reconciliation of EBITDAC (on page 8) and Adjusted EBITDAC and Adjusted EBITDAC margin (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments) to GAAP earnings from continuing operations, which Gallagher believes to be the most directly comparable GAAP financial measure.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share and workforce data)

	3 Months Ended June 30, 2010	3 Months Ended June 30, 2009	6 Months Ended June 30, 2010	6 Months Ended June 30, 2009
BROKERAGE SEGMENT
Commissions	$257.0	$249.7	$461.2	$447.7
Fees	68.5	73.9	123.4	128.7
Supplemental and contingent commissions (8)	19.3	11.8	62.7	41.3
Investment income	1.6	1.4	2.6	2.5
Gains realized on books of business sales	0.6	3.3	1.5	9.4

Revenues	347.0	340.1	651.4	629.6

Compensation	206.7	199.5	398.2	381.8
Operating	57.0	51.1	110.3	102.2
Depreciation	4.9	4.7	9.5	9.4
Amortization	16.5	13.9	30.2	26.1
Change in estimated acquisition earnout payables	(0.9)	1.4	1.0	1.4

Expenses	284.2	270.6	549.2	520.9

Earnings from continuing operations before income taxes	62.8	69.5	102.2	108.7
Provision for income taxes	25.4	28.0	41.3	43.1

Earnings from continuing operations	$37.4	$41.5	$60.9	$65.6

Diluted earnings from continuing operations per share	$0.36	$0.41	$0.59	$0.66
Growth - revenues	2%	9%	3%	10%
Organic growth (decline) in commissions, fees and supplemental commissions (1)	-3%	-1%	-3%	-3%
Compensation expense ratio (4)	60%	59%	61%	61%
Operating expense ratio (5)	16%	15%	17%	16%
Pretax profit margin (6)	18%	20%	16%	17%
EBITDAC margin (3)	24%	26%	22%	23%
Effective tax rate	40%	40%	40%	40%
Workforce at end of period (includes acquisitions)			6,186	6,076

RISK MANAGEMENT SEGMENT

Fees	$110.9	$113.0	$221.0	$224.8
Investment income	0.5	0.3	0.9	0.7

Revenues	111.4	113.3	221.9	225.5

Compensation	66.7	69.9	134.4	138.0
Operating	28.2	27.0	52.4	53.6
Depreciation	3.0	2.8	6.0	5.8
Amortization	0.1	0.2	0.3	0.4

Expenses	98.0	99.9	193.1	197.8

Earnings from continuing operations before income taxes	13.4	13.4	28.8	27.7
Provision for income taxes	5.3	5.5	11.5	11.1

Earnings from continuing operations	$8.1	$7.9	$17.3	$16.6

Diluted earnings from continuing operations per share	$0.08	$0.08	$0.17	$0.17
Growth (decline) - revenues	-2%	-2%	-2%	-3%
Organic growth (decline) in fees (1)	-3%	2%	-4%	2%
Compensation expense ratio (4)	60%	62%	61%	61%
Operating expense ratio (5)	25%	24%	24%	24%
Pretax profit margin (6)	12%	12%	13%	12%
EBITDAC margin (3)	15%	14%	16%	15%
Effective tax rate	40%	41%	40%	40%
Workforce at end of period			3,605	3,862

CORPORATE SEGMENT

Revenues from consolidated clean coal facilities	$0.1	$—	$62.7	$—
Royalty income from clean coal licenses	0.8	—	1.7	0.4
Income from unconsolidated clean coal facilities	1.5	—	0.7	—
Other net revenues (loss)	(1.3)	0.2	3.5	(0.8)

Revenues	1.1	0.2	68.6	(0.4)

Cost of revenues from consolidated clean coal facilities	—	—	64.0	—
Compensation	2.4	1.0	5.4	1.9
Operating	2.2	1.0	5.9	2.2
Interest	8.7	7.0	17.3	14.3
Depreciation	0.1	—	0.2	—

Expenses	13.4	9.0	92.8	18.4

Loss from continuing operations before income taxes	(12.3)	(8.8)	(24.2)	(18.8)
Benefit for income taxes	(8.7)	(3.2)	(17.1)	(8.7)

Loss from continuing operations	$(3.6)	$(5.6)	$(7.1)	$(10.1)

Diluted loss from continuing operations per share	$(0.04)	$(0.05)	$(0.07)	$(0.10)

See notes to second quarter 2010 earnings release and non-GAAP financial measures on page 9 of 10.

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Arthur J. Gallagher & Co.

Consolidated Statement of Earnings

(Unaudited - in millions except share and per share data)

	3 Months Ended June 30, 2010	3 Months Ended June 30, 2009	6 Months Ended June 30, 2010	6 Months Ended June 30, 2009
TOTAL COMPANY
Commissions	$257.0	$249.7	$461.2	$447.7
Fees	179.4	186.9	344.4	353.5
Supplemental and contingent commissions	19.3	11.8	62.7	41.3
Investment income	2.1	1.7	3.5	3.2
Gains realized on books of business sales	0.6	3.3	1.5	9.4
Revenues from clean coal activities	2.4	—	65.1	0.4
Other net revenues (loss) - Corporate	(1.3)	0.2	3.5	(0.8)

Revenues	459.5	453.6	941.9	854.7

Compensation	275.8	270.4	538.0	521.7
Operating	87.4	79.1	168.6	158.0
Cost of revenues from clean coal activities	—	—	64.0	—
Interest	8.7	7.0	17.3	14.3
Depreciation	8.0	7.5	15.7	15.2
Amortization	16.6	14.1	30.5	26.5
Change in estimated acquisition earnout payables	(0.9)	1.4	1.0	1.4

Expenses	395.6	379.5	835.1	737.1

Earnings from continuing operations before income taxes	63.9	74.1	106.8	117.6
Provision for income taxes	22.0	30.3	35.7	45.5

Earnings from continuing operations	41.9	43.8	71.1	72.1

Earnings (loss) on discontinued operations, net of income taxes	2.1	—	2.1	(1.9)

Net earnings	$44.0	$43.8	$73.2	$70.2

Diluted earnings from continuing operations per share	$0.40	$0.44	$0.69	$0.73
Diluted earnings (loss) on discontinued operations per share	0.02	—	0.02	(0.02)

Diluted net earnings per share	$0.42	$0.44	$0.71	$0.71

Dividends declared per share	$0.32	$0.32	$0.64	$0.64

Arthur J. Gallagher & Co.

EBITDAC (2)

(Unaudited - in millions)

	3 Months Ended June 30, 2010	3 Months Ended June 30, 2009	6 Months Ended June 30, 2010	6 Months Ended June 30, 2009
BROKERAGE SEGMENT
Earnings from continuing operations	$37.4	$41.5	$60.9	$65.6
Provision for income taxes	25.4	28.0	41.3	43.1
Depreciation	4.9	4.7	9.5	9.4
Amortization	16.5	13.9	30.2	26.1
Change in estimated acquisition earnout payables	(0.9)	1.4	1.0	1.4

Brokerage EBITDAC	$83.3	$89.5	$142.9	$145.6

RISK MANAGEMENT SEGMENT

Earnings from continuing operations	$8.1	$7.9	$17.3	$16.6
Provision for income taxes	5.3	5.5	11.5	11.1
Depreciation	3.0	2.8	6.0	5.8
Amortization	0.1	0.2	0.3	0.4

Risk Management EBITDAC	$16.5	$16.4	$35.1	$33.9

CORPORATE SEGMENT

Loss from continuing operations	$(3.6)	$(5.6)	$(7.1)	$(10.1)
Benefit for income taxes	(8.7)	(3.2)	(17.1)	(8.7)
Interest	8.7	7.0	17.3	14.3
Depreciation	0.1	—	0.2	—

Corporate EBITDAC	$(3.5)	$(1.8)	$(6.7)	$(4.5)

TOTAL COMPANY

Net earnings	$44.0	$43.8	$73.2	$70.2
Earnings (loss) on discontinued operations, net of income taxes	(2.1)	—	(2.1)	1.9

Earnings from continuing operations	41.9	43.8	71.1	72.1
Provision for income taxes	22.0	30.3	35.7	45.5

Earnings from continuing operations before income taxes	63.9	74.1	106.8	117.6
Interest	8.7	7.0	17.3	14.3
Depreciation	8.0	7.5	15.7	15.2
Amortization	16.6	14.1	30.5	26.5
Change in estimated acquisition earnout payables	(0.9)	1.4	1.0	1.4

Total Company EBITDAC	$96.3	$104.1	$171.3	$175.0

See notes to second quarter 2010 earnings release and non-GAAP financial measures on page 9 of 10.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

			June 30, 2010	Dec 31, 2009
Cash and cash equivalents			$230.0	$205.9
Restricted cash			566.0	522.6
Premiums and fees receivable			916.0	693.7
Other current assets			111.6	117.8

Total current assets			1,823.6	1,540.0

Fixed assets - net			79.0	80.7
Deferred income taxes			255.4	271.1
Other noncurrent assets			186.4	177.8
Goodwill - net			780.4	742.3
Amortizable intangible assets - net			431.0	438.4

Total assets			$3,555.8	$3,250.3

Premiums payable to insurance and reinsurance companies			$1,414.4	$1,166.5
Accrued compensation and other accrued liabilities			188.5	214.7
Unearned fees			43.7	41.5
Other current liabilities			43.3	51.7
Corporate related borrowings - current			—	—

Total current liabilities			1,689.9	1,474.4

Corporate related borrowings - noncurrent			550.0	550.0
Other noncurrent liabilities			350.5	333.0

Total liabilities			2,590.4	2,357.4

Stockholders’ equity:
Common stock - issued and outstanding			105.2	102.5
Capital in excess of par value			417.2	349.1
Retained earnings			456.3	450.3
Accumulated other comprehensive loss			(13.3)	(9.0)

Total stockholders’ equity			965.4	892.9

Total liabilities and stockholders’ equity			$3,555.8	$3,250.3

	3 Months Ended June 30, 2010	3 Months Ended June 30, 2009	6 Months Ended June 30, 2010	6 Months Ended June 30, 2009
OTHER INFORMATION
Basic weighted average shares outstanding (000s)	104,417	100,623	103,577	99,316
Diluted weighted average shares outstanding (000s)	104,648	100,717	103,771	99,401
Common shares repurchased (000s)	6	7	15	18
Common shares issued in acquisitions (000s)	1,011	833	1,532	4,483
Number of acquisitions closed	5	6	8	9
Annualized revenues acquired (in millions)	$38.6	$11.1	$44.2	$80.8
Annualized return on beginning stockholders’ equity (7)			16%	19%
Workforce at end of period (includes acquisitions)			10,034	10,145
Book value per share (at end of period)			$9.18	$8.71

Notes to Second Quarter 2010 Earnings Release

Non-GAAP Financial Measures (See “Information Regarding Non-GAAP Measures” on page 6 of 10 above)

(1)	Organic growth (decline) in commission, fee and supplemental commission revenues excludes the first twelve months of net commission, fee and supplemental commission revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and foreign currency translation.

(2)	EBITDAC represents earnings from continuing operations before interest, income taxes, depreciation, amortization and change in estimated acquisition earnout payables.

(3)	Represents EBITDAC divided by total revenues.

Other

(4)	Represents compensation expense divided by total revenues.

(5)	Represents operating expenses divided by total revenues.

(6)	Represents pretax earnings divided by total revenues.

(7)	Represents annualized year-to-date net earnings divided by total stockholders’ equity as of the beginning of the year.

(8)	Reported supplemental and contingent commission revenues recognized in 2010, 2009 and 2008 by quarter are shown in the table below. As previously disclosed, many insurance carriers are now providing sufficient information for Gallagher to recognize supplemental commission revenues on a quarterly basis for a majority of the 2010 supplemental commission arrangements. However, in 2009 and prior years, most carriers were only providing this information on an annual basis after the end of the contract period. Accordingly, the 2010 amounts reported in the table below include both a full year of 2009 supplemental commission revenues and 2010 supplemental commission revenues that were recognized by Gallagher on a quarterly basis. This situation should not occur again in 2011 and later years as Gallagher anticipates that most of the carriers will continue to provide information on a quarterly basis sufficient to allow it to recognize revenues in a similar manner in future quarters. Gallagher expects to recognize a total of approximately $9.0 million to $11.0 million of supplemental commission revenues per quarter for the remaining two quarters of 2010 and each quarter of 2011, assuming that the current market conditions continue in those future quarters.

To assist in comparing 2010 to 2009, the supplemental commission timing line in the tables on pages 2 of 10 and 3 of 10 of this earnings release adjusts the 2009 revenue and EBITDAC amounts as if Gallagher had been receiving the information from the carriers and recognizing the quarterly supplemental commissions in 2009 on the same basis as it is in 2010. In order to estimate the quarterly information for 2009 and 2008 as if it would have been reported by the carriers, Gallagher allocated the annual amounts received from the carriers after the contract period to each quarter in the annual period on a straight-line pro rata basis. The adjusted supplemental commission amounts for 2009 and 2008 would change if different allocation methods were used.

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Notes to Second Quarter 2010 Earnings Release (continued)

(8)	(Continued) The adjustments made to the reported supplemental commissions are as follows (in millions):

	Q1	Q2	Q3	Q4	Full Year
2010
Reported supplemental commissions	$27.9	$10.6			$38.5
Adjustment as if supplemental commission information was provided on a quarterly basis	(14.7)	—			(14.7)

Adjusted supplemental commissions	13.2	10.6			23.8
Reported contingent commissions	15.5	8.7			24.2

Adjusted supplemental and reported contingent commissions	$28.7	$19.3			$48.0

2009
Reported supplemental commissions	$15.7	$5.8	$4.5	$11.4	$37.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(8.2)	4.4	5.3	(0.1)	1.4

Adjusted supplemental commissions	7.5	10.2	9.8	11.3	38.8
Reported contingent commissions	13.8	6.0	5.8	2.0	27.6

Adjusted supplemental and reported contingent commissions	$21.3	$16.2	$15.6	$13.3	$66.4

2008
Reported supplemental commissions	$6.4	$3.3	$5.1	$5.6	$20.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(1.6)	3.0	2.4	2.3	6.1

Adjusted supplemental commissions	4.8	6.3	7.5	7.9	26.5
Reported contingent commissions	11.5	5.0	7.2	1.6	25.3

Adjusted supplemental and reported contingent commissions	$16.3	$11.3	$14.7	$9.5	$51.8

(9)	Investment related information is as follows (in millions):

	June 30, 2010		December 31,
	Assets	Funding Commitments	2009 Assets
Clean-coal related ventures	$21.6	$—	$29.8
Biomass energy venture	8.5	—	8.5
Venture capital funds and other	7.2	1.3	7.4

Total	$37.3	$1.3	$45.7

Contact: Marsha Akin

Investor Relations - 630-285-3501

marsha_akin@ajg.com

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